Exhibit 10.24

UNSECURED PROMISSORY NOTE

$100,000	Orange County, California
November 1, 2012

FOR VALUE RECEIVED, the undersigned, Location Based Technologies Inc. (referred to herein as the “Borrower”), hereby unconditionally promises to pay to the order of Dave Meyers, its endorsees, successors and assigns (the “Lender”), in lawful money of the United States at such other address as the Lender may from time to time designate, the principal sum of One Hundred Thousand Dollars ($100,000).

1.      Terms of Repayment.  Principal of and interest on this Note shall be one (1) year from date of issuance. Borrwer shall have the right to call the Note due any time within the first Ninety (90) days.

a.           Upon the execution and delivery of this Note, the Lender shall disburse to the Borrower the sum of One Hundred Thousand Dollars ($100,000), which is the principal amount. All remaining amounts outstanding under this Note shall mature and become due and payable in full on November 1, 2013 (the "Maturity Date"), subject to any prior pre-payment required.

2.      Interest Rate.  This Note shall accrue interest on the principal for a period of thirty days from the date of this Note at a rate of Ten Percent (10%)  (the “Interest Rate”).  All payments hereunder are to be applied first to the payment of accrued interest, and the remaining balance to the payment of principal. Additionally, Lender shall receive one (1) share of common stock for every dollar invested. The Lender is thereby entitled to One Hundred Thousand (100,000) shares of restricted common stock.

3.        At any time and from time to time this Note shall be convertible, in whole or in part, into shares of the Company’s Common Stock (“Conversion Shares”) at the option of the Lender.  The Lender shall effect conversions by delivering written notice to the Company specifying therein the principal amount of this Note to be converted.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price, where the “Conversion Price” shall equal $0.20. The Conversion Price shall be appropriately and equitably adjusted following any stock splits, stock dividends, spin-offs, distributions and similar events.  The Conversion Shares shall be duly and validly issued, fully paid and non-assessable and, following the applicable Rule 144 holding period, freely tradable.  The Lender shall receive the stock certificate(s) within ten (10) business days following the date of conversion

4.      Events of Default.  If any of the events of default specified in this Section shall occur, Lender may, so long as such condition declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the borrower, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

a.           Default in the payment of the principal or unpaid accrued interest of this Note when due and payable; or
b.           Lender may exercise collateral as payment in full for said Promissory Note by placing a written request to LBAS transfer agent (www.Transhare.com) for ownership change at the day of default.

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5.      Successors and Assigns: Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Lender.

6.      Governing Law.  This agreement is entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed in California.  Further, the parties agree that venue shall rest solely and exclusively in Orange County, California, and any challenge or objection thereto is hereby waived.

7.      Notices.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person or by telecopy, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, and if addressed to the Company then at its principal place of business, or if addressed to the Lender, then the last known address on file with the Company.

If to the  Borrower:               Location Based Tech Inc
49 Discovery Suite 260
Irvine, CA 92618
Facsimile Number:  (714) 200-0287
E-mail:  Greg.harrison@pocketfinder.com

If to Lender:

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

8.      Heading; References.  The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

9.      Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto in respect of the terms of this Note by the Lender and superseding all negotiations, prior discussions, prior written, implied and oral agreements, preliminary agreements and understandings with Company or any of its officers, employees or agents.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned has executed this Secured Promissory Note as of the date first set forth above.

The “Borrower”: Location Based Tech Inc

By:
Dave Morse

The “Lender”:

By:
Dave Meyers

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